UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2010

INOVA TECHNOLOGY, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102
(Address of principal executive offices)(Zip Code)

800-757-9808
(Registrant's Telephone Number, Including Area Code)

On October 20, 2010 the Board of Directors to approved a resolution to complete the issue of a stock dividend to all current shareholders. The ratio will be 20 new shares for every one share held by all shareholders as at the record date. The record date is Friday October 15, 2010. The authorized shares of the company will be adjusted by the same ratio. The stock dividend will not result in an increase or decrease of the proportion of total outstanding stock held by any shareholder. The dividend will result in an increase in the size of the company’s float (which is broadly defined as the free trading shares held by unaffiliated shareholders) which may contribute to a more active market in the company’s stock.  Shareholders are advised to contact their tax advisors regarding any taxation implications of this dividend.

Item 8.01 Other events

Inova Technology announces record earnings and stock dividend

Item 9.01 Financial Statements and Exhibits

(b)   Exhibits*.

Exhibit No.	Item

99.1	Press Release

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: October 25, 2010	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer